Exhibit 99.1

Equity Bancshares, Inc. Announces Pricing of $80 Million Offering of Class A Common Stock

WICHITA, Kan., Dec. 2, 2024 — (BUSINESS WIRE) – Equity Bancshares, Inc. (NYSE: EQBK) (“Equity” or the “Company”) today announced the pricing of its underwritten public offering of 1,797,600 shares of its Class A common stock (the “common stock”), at a public offering price of $44.50 per share, for an aggregate offering amount of $80 million. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 269,640 shares of common stock at the public offering price, less underwriting discounts.

Stephens Inc. is acting as sole book-running manager for the offering. D.A. Davidson & Co., Hovde Group, LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. are acting as co-managers for the offering.

The Company intends to use the net proceeds of the offering to support its continued growth, including future strategic acquisitions, investments in Equity Bank to support organic growth, the potential repayment of existing subordinated debt, and for other general corporate purposes.

The Company intends to close the offering, subject to customary conditions, on or about December 4, 2024.

Additional Information Regarding the Offering

The offering is being made only by means of a prospectus supplement and accompanying base prospectus. The Company has filed a registration statement on Form S-3 (File No. 333-267025), and a preliminary prospectus supplement to the base prospectus contained in the registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the shares of Class A common stock to which this communication relates and intends to file a final prospectus supplement relating to the shares of Class A common stock. Prospective investors should read the preliminary prospectus supplement and accompanying base prospectus in the registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering. You may obtain these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, you may request copies of the base prospectus and preliminary prospectus supplement by contacting Stephens Inc. by telephone at (800) 643-9691 or by email at prospectus@stephens.com.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by the SEC or any other regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Learn more at www.equitybank.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include statements relating to the potential securities offering, which is opportunistic and subject to market conditions, and the use of proceeds from the offering. You can identify these forward-looking statements through the use of words such as “may,” “balance sheet optimization efforts,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “point to,” “project,” “could,” “intend,” “anticipate,” and other similar words and expressions of the future.

Forward-looking statements involve risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 7, 2024, the Company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in the prospectus supplement and accompanying base prospectus relating to the offering, and in the Company’s other filings with the SEC, which are available at the SEC’s website www.sec.gov.

Media Contact:

Russell Colburn

Public Relations & Communications Manager

Equity Bancshares, Inc.

(913) 583-8011

rcolburn@equitybank.com

Investor Contact:

Brian Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bancshares, Inc.

(316) 858-3128

bkatzfey@equitybank.com